Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO

PURCHASE AGREEMENT

This Amendment No. 1 to the Purchase Agreement, is entered into to be effective as of July 1, 2016 (this “Amendment”), by and among National Rural Utilities Cooperative Finance Corporation, a member-owned, nonprofit financing cooperative incorporated under the laws of the District of Columbia (“Parent”), Caribbean Asset Holdings, LLC, a Delaware limited liability company (the “Company”), ATN VI Holdings, LLC, a Delaware limited liability company (the “Buyer”), and ATN International, Inc. (formerly Atlantic Tele-Network, Inc.), a Delaware corporation (“Buyer Parent”).

Preliminary Statements

WHEREAS, reference is made to that certain Purchase Agreement, dated as of September 30, 2015 (as the same may be amended from time to time, the “Purchase Agreement”), by and among, Parent, the Company, the Buyer and Buyer Parent; capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement; and

WHEREAS, the parties hereto wish to amend the Purchase Agreement to the extent set forth herein to memorialize agreements among them pertaining to, among other matters, a reduction to the Purchase Price and the escrow of additional funds as security for certain Tax matters;

WHEREAS, in exchange therefor, the Buyer and Buyer Parent wish to waive and release indemnification and other rights with respect to certain unsatisfied conditions to the Buyer’s obligation to consummate the transactions contemplated by the Purchase Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article 1 – Amendments to Purchase Agreement

1.Definitions. In connection with the amendments to the Purchase Agreement set forth in this Amendment:

(a)Section 1.01 of the Purchase Agreement is amended by deleting therefrom the term “Escrow Account” and adding in alphabetical order the following definition:

“Escrow Amount” means an amount equal to the aggregate of the Tax Escrow Deposit and the Indemnity Escrow Deposit.”

(b)Section 1.02 of the Purchase Agreement is amended by adding to the table of defined terms included therein, the following in alphabetical order:

Indemnity Escrow Deposit	2.03(b)
Indemnity Escrow Fund	2.03(b)
Tax Escrow Deposit	2.03(a)
Tax Escrow Fund	2.03(a)
Tax Liability	2.03(a)
Tax Lien	2.03(a)

2.Purchase Price.The Purchase Price is reduced by $1,250,000 by amending Section 2.02 of the Purchase Agreement by the following:

(a)deleting from the end of clause (vi) therein the word “and”,

(b)adding the word “and” to the end of clause (vii) therein, and

(c)adding “(viii) minus $1,250,000” as new clause (viii) thereto.

3.Flow of Funds. The Flow of Funds is modified with respect to the payment of the Closing Pension / OPEB Shortfall by amending Section 2.02(c)(iii) of the Purchase Agreement by inserting the following words immediately following “including wire instructions if applicable” :

“, it being understood that the Closing Pension / OPEB Shortfall shall, at the discretion of Buyer Parent (i) be paid to the trustee of the Pension / OPEB Plan, (ii) be paid to ATN Overseas Holdings Ltd. to be held for the benefit of the Seller Entity sponsor of the Pension / OPEB Plans, or (iii) if neither of the foregoing is practicable, be held by Buyer Parent for the benefit of such Seller Entity sponsor and paid to said trustee promptly following the Closing.”

4.Tax Escrow Deposit. The Escrow Amount is increased by $1,572,000 to secure certain Tax matters by amending and restating Section 2.03 of the Purchase Agreement as follows:

“Section 2.03 Escrows.

(a)At the Closing, the Buyer shall deposit with the Escrow Agent, by wire transfer of immediately available funds $1,572,000 of the Purchase Price (the “Tax Escrow Deposit” and, together with interest earned thereon, the “Tax Escrow Fund”), to be held in an escrow account in accordance with the Escrow Agreement and this Agreement to provide security to the Buyer solely with respect to (i) the real property tax liabilities (each, a “Tax Liability” and collectively, the “Tax Liabilities”) identified in that certain letter dated June 28, 2016 from the USVI Lieutenant Governor attached as Exhibit L hereto, and (ii) the Tax liens identified on Exhibit M hereto (each, a “Tax Lien” and together, the “Tax Liens”). The Tax Escrow Fund shall be used solely to satisfy Tax Liens and Tax

2

Liabilities and shall not be used for any other Losses. The Tax Escrow Fund shall be disbursed at such times and in such amounts as Buyer and Parent shall mutually agree in accordance with the following:

(i)At such time that Parent provides Buyer with evidence reasonably satisfactory to Buyer that a Tax Lien has been released in full, Buyer and Parent shall execute and deliver a joint instruction letter to the Escrow Agent that instructs the Escrow Agent to disburse to Parent from the Tax Escrow Fund the amount listed on Exhibit L for such Tax Lien, unless it is determined that the amount of the Liability for other Tax Liens or Tax Liabilities that have not been released and satisfied exceed the amount listed with respect thereto on Exhibit L or M, as applicable, in which case the amount disbursed to Parent will be reduced by an amount equal to such excess.

(ii)At such time that Parent provides Buyer with evidence reasonably satisfactory to Buyer that a Tax Liability has been satisfied in full, whether by offset against credit balances for overpaid franchise taxes or otherwise, Buyer and Parent shall work together in good faith to determine the amount to be disbursed to Parent (if any) from the Tax Escrow Fund for the satisfaction of such Tax Liability and following such determination, execute and deliver a joint instruction letter to the Escrow Agent that instructs the Escrow Agent to disburse to Parent such amount.

(iii)If mutually agreed by Parent and Buyer, they shall instruct the Escrow Agent to disburse funds from the Tax Escrow Fund directly to the appropriate Tax authority to pay Liabilities for Taxes determined to be owing in excess of credit balances for overpaid franchise taxes or otherwise.

(iv)To the extent Buyer or any of its Affiliates pays or satisfies Tax Liens or Tax Liabilities by offset against Tax credits or receivables (other than via offset against Tax receivables included in the final calculation of Net Working Capital), Buyer and Parent shall execute and deliver a joint instruction

3

to the Escrow Agent that instructs the Escrow Agent to disburse to Buyer an amount equal to the amount so paid or offset.

(v)At such time as all Tax Liens and Tax Liabilities have been satisfied in full, Buyer and Parent shall execute and deliver a joint instruction letter to the Escrow Agent that instructs the Escrow Agent to disburse to the balance of the Tax Escrow Fund, if any, to Parent.

The Buyer and Parent acknowledge the interplay between the Tax Liens and Tax Liabilities and the tax receivables and tax liabilities included in the final Net Working Capital as determined in accordance with Section 2.05. Accordingly, at all times, Parent and Buyer shall cooperate in good faith to give proper consideration to such interplay so as to avoid either party receiving the benefit of double-counting.

(b)At the Closing, the Buyer shall deposit with the Escrow Agent, by wire transfer of immediately available funds $14,500,000 of the Purchase Price (the “Indemnity Escrow Deposit” and, together with interest earned thereon, the “Indemnity Escrow Fund”), to be held in an escrow account in accordance with the Escrow Agreement and this Agreement as security to the Buyer for Parent’s indemnification obligations under this Agreement. On the 15th month anniversary of the Closing Date, the balance of the Indemnity Escrow Fund, less any amounts subject to outstanding claims for Losses, shall be released to Parent in accordance with this Agreement and the Escrow Agreement.

(c)If on the 15th month anniversary of the Closing, any claim by Buyer for Losses to be paid from the Indemnity Escrow Fund remains outstanding or a balance remains in the Tax Escrow Fund, the Escrow Agreement and respective escrow accounts shall remain in place, and an amount equal to such Losses or other balance, if applicable, shall continue to be held by the Escrow Agent thereunder until final resolution of all of such claims and matters, as applicable, and the disbursement in full of the Escrow Amount, at which time the Escrow Agreement shall be terminated in accordance with this Agreement and the Escrow Agreement.

(d)Without limiting the foregoing, the Buyer shall afford the Parent and its designees and representatives reasonable access to the books, records (including accountants’ work papers) and employees of the Company and the Seller Entities, in each case, to

4

the extent the Parent reasonably requests in connection with satisfying a Tax Lien or Tax Liability or a request for a disbursement from the Tax Escrow Fund, in accordance with this Agreement and the Escrow Agreement. The Buyer shall also provide Parent with prompt written notice, with reasonable supporting documentation, of its satisfaction of any Tax Lien or Tax Liability pursuant to Section 2.03(a)(iv).

5.Rate Adjustment Deletion. The Rate Adjustment to the Purchase Price is deleted in its entirety by (a) deleting Section 2.05(f) of the Purchase Agreement in its entirety and (b) deleting in its entirety each other reference to “Rate Adjustment” in the Purchase Agreement.

6.Indemnification Cross References. Cross-references in the indemnification provisions are amended and restated by amending Section 11.02(a) of the Purchase Agreement as follows:

(a)delete the reference to “Section 6.02(b)(i)” in clause (viii) thereof and replace it with “Section 6.05(b)”; and

(b)delete the reference to “Section 6.20(b)(ii)” at the end of clause (viii) thereof and replace it with “Section 6.05(b)(i)”

7.Exhibit Additions. The Exhibits to the Purchase Agreement are amended by adding thereto Exhibit L and Exhibit M attached hereto as additional Exhibits to the Purchase Agreement.

Article 2

Waiver and Release of Claims

Each of the parties hereto acknowledge and agree that the conditions to Buyer’s obligations to consummate the transactions contemplated by this Agreement set forth on Exhibit C will not be satisfied prior to Closing (each, an “Unsatisfied Condition” and collectively, the “Unsatisfied Conditions”). The Buyer and Buyer Parent hereby knowingly waive satisfaction of each Unsatisfied Condition in full and agree to consummate the acquisition of the Membership Interest pursuant to the Agreement irrespective of the non-satisfaction of such Unsatisfied Conditions.

Notwithstanding anything to the contrary in the Purchase Agreement, in consideration of this Amendment, including the reduction of the Purchase Price and the increase in the Escrow Amount, each of the Buyer and Buyer Parent, on behalf of itself and any other Buyer Indemnified Party, knowingly waives, releases and relinquishes any and all rights (to indemnity or otherwise), claims, remedies, and causes of action, in law or in equity, that such party may have now or in the future, whether known or unknown, against Parent or its Affiliates arising from an Unsatisfied Condition.

From and following the Closing, Parent shall use good faith efforts (without the incurrence of out-of-pocket costs) to cooperate with Buyer and Buyer’s Affiliates with

5

respect to reasonable efforts undertaken by Buyer or Buyer’s Affiliates to satisfy the Unsatisfied Conditions.

The parties hereto agree that, except as herein expressly amended, all terms and provisions of the Purchase Agreement are and shall remain in full force and effect. All issues and questions concerning the construction, validity, interpretation and enforceability of this Amendment and the exhibits hereto shall be governed by and construed in accordance with the laws of the United States applicable thereto and the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Amendment shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

{Remainder of page left intentionally blank. Signature page(s) to follow.}

6

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers to be effective as of the day and year first above written.

COMPANY:

CARIBBEAN ASSET HOLDINGS, LLC

By:	National Rural Utilities Cooperative Finance Corporation, its sole and managing member

By:	/s/ Steven L. Lilly
Name:	STEVEN L. LILLY
Title:	SENIOR VICE PRESIDENT

PARENT:

NATURAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

Title:	[ILLEGIBLE]

BUYER:

ATN VI HOLDINGS, LLC

By:
Name:	Michael T. Prior
Title:	Chief Executive Officer

BUYER PARENT:

ATN INTERNATIONAL, INC.

By:
Name:	Michael T. Prior
Title:	Chief Executive Officer

Signature Page to Amendment to Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers to be effective as of the day and year first above written.

COMPANY:

CARIBBEAN ASSET HOLDINGS, LLC

By:	National Rural Utilities Cooperative Finance Corporation, its sole and managing member

By:
Name:
Title:

PARENT:

NATURAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

By:
Name:
Title:

BUYER:

ATN VI HOLDINGS, LLC

By:
Name:	Michael T. Prior
Title:	Chief Executive Officer

BUYER PARENT:

ATN INTERNATIONAL, INC.

By:
Name:	Michael T. Prior
Title:	Chief Executive Officer

Signature Page to Amendment to Purchase Agreement

Exhibit L

OFFICE OF THE LIEUTENANT GOVERNOR UNITED STATES VIRGIN ISLANDS EXECUTIVE OFFICE

Tuesday, June 28, 2016

VIA ELECTRONIC MAIL

Nathania Bates, Esq.

Vice President, Legal affairs

INNOVATIVE

4006 Estate Diamond

Christiansted, St. Croix

United States Virgin Islands 00820

Re:	Office of the Lieutenant Governor Preliminary Calculations of Monies Owed To and By Innovative Entities

Dear Attorney Bates:

Pursuant to a review of the business records of the Innovative Entities [“Innovative”], the Office of the Lieutenant Governor, Division of Corporation and Trademarks, has determined that Innovative has a credit balance for franchise tax payments in excess of its stated capital. The amount of the credit balance per entity is as set forth below.

COMPANY	AMOUNT OF REFUND
1.GROUP B200, INC.	$ 7,569.00
2. ICC TV, INC.	$ 562.95
3. VI POWERNET, LLC	$ 141,465.99
4. CARIBBEAN COMMUNICATIONS CORP.	$ 166,018.50
5. VITELCOM CELLULAR, INC.	$ 70,489.92
6. INNOVATIVE LONG DISTANCE, INC.	$ 33,636.00
7. ST. CROIX CABLE TV, INC.	$ 86,338.68
8. VIRGIN ISLANDS TELEPHONE CORPORATION	$ 196,914.84

TOTAL	$ 702,995.88
LESS 2016 GOOD STANDING, COPY & EXPEDITE	($ 2,375.00)
FEES
FINAL TOTAL	$ 700,620.88

NUMBER 5049 KONGENS GADE, ST. THOMAS, VIRGIN ISLANDS 00802 • TEL 340.774.2991 • FAX 340.776.4612

NUMBER 1105 KING STREET, CHRISTIANSTED • ST. CROIX, VIRGIN ISLANDS 00820 • TEL 340.773.6449 • FAX 340.773.0330

WWW.LTG.GOV.VI

Preliminary Calculations of Balances

Innovative Entities

A complete breakdown of the actual amounts paid by each entity, and the amounts that are to be credited is attached to this letter as Exhibit A, however, please note the following:

1.The credit includes a balance of $23,400.00 for Virgin Islands Telephone Corporation from the June 30, 2009 filing date.

2.Based on the annual filings for the eight Innovative entities, the franchise tax amount of $8,905.53, which is due by June 30,  2016,  has been deducted from the credit on file.

3.In addition, the payment amount of $2,375.00 for Certificated of Good Standing, copies and expedite fees for document requests have also been deducted from the credit on file.

Further, pursuant to the request from Innovative, the Office of the Lieutenant Governor is willing to apply the franchise tax credit balance to the outstanding tax arrearages for real property owned by Innovative.

Accordingly, the Office has performed a  review of outstanding amounts and determined that Innovative owes the following amounts on real property taxes, payable to the Office of the Tax Collector. Please note that these are preliminary balances that are subject to change once all Innovative properties are properly identified and prior years' bills, interest and penalties are properly  calculated.

	Balance Due - June 30,	Balance Due - July 31,
Parcel ID Number	2016	2016

1-02304-0143-01	$4,271.22	$4,280.16
1-02602-0146-00	$11,301.21	$11,380.93
1-05302-2432-00	$244,302.85	$245,233.19
1-05302-2432-01	$69,052.66	$69,236.14
1-05601-0418-00	$274.54	$275.45
1-05604-0107-00	$39,119.08	$39,237.99
1-07403-0416-00	$8,863.98	$8,905.23
1-07704-0502-00	$11,656.85	$11,712.11
2-03300-0263-00	$6,712.36	$6,743.93
2-04404-0528-00	$1,178.44	$1,181.27
2-04404-0529-00	$300,367.72	$300,449.78
2-04404-0550-00	$1,301.87	$1,304.16
2-04404-0553-00	$1,178.44	$1,181.27
2-04903-1707-01	$118,909.87	$119,007.79
3-04103-0102-02	$229.50	$229.50
3-06103-0416-00	$11,656.85	$26,613.56
3-06003-0217-01	$1,575.00	$1,575.00
4-06207-0321-01	$2,733.28	$2,742.67
4-07601-1219-00	$39,781.05	$39,819.88
4-07900-0213-00	$18,263.73	$18,327.27
4-09301-0508-00	$538.07	$539.69

Total	$908,225.28	$909,976.98

Preliminary Calculations of Balances

Innovative Entities

Please review the information and get back to me so that we may continue our discussions with an aim to formally concluding this matter.

Sincerely,

Dolace Mclean, Ph.D., Esq.
Legal Counsel to the Lieutenant Governor
United States Virgin Islands
5049 Kongens Gade
St. Thomas VI 00802
340.774.2991xt. 4111
Do/ace. Mclean@/go.vi.gov

INNOVATIVE ENTITIES

COMPANY	AMOUNT OF REFUND
$7,569.00
GROUP B200, INC.	$562.95
ICC TVI,INC.	$141,465.99
VI POWERNET, LLC	$166,018.50
CARIBBEAN COMMUNICATIONS CORP.	$70,489.92
VITELCOM CELLULAR, INC.	$33,636.00
ST. CROIX CABLE TV, INC.	$86,338.68
VIRGIN ISLANDS TELEPHONE CORPORATION	$196,914.84

TOTAL	$702,995.88

LESS RECENT GOOD STANDING, COPY & EXPEDITE FEES	$(2,375.00)

FINAL TOTAL	$700,620.88

INNOVATIVE ENTITIES

GROUP B200, INC.

DUE DATE:	AMOUNT PAID	CORRECT TAX	AMOUNT OF REFUND
6/30/2009			$
6/30/2010			$
6/30/2011			$
6/30/2012	$2,773.00	$150.00		$2,623.00
6/30/2013	$2,773.00	$150.00		$2,623.00
6/30/2014	$2,773.00	$150.00		$2,623.00
6/30/2015		$150.00		$(150.00)
6/30/2016		$150.00		$(150.00)

TOTAL	$8,319.00	$750.00		$47,569.00

INNOVATIVE ENTITIES

ICC TV, INC.

DUE DATE:	AMOUNT PAID	CORRECT TAX	AMOUNT OF REFUND
6/30/2009	$150.00	$150.00	$
6/30/2010	$150.00	$150.00	$
6/30/2011	$150.00	$150.00	$
6/30/2012	$437.65	$150.00		$287.65
6/30/2013	$437.65	$150.00		$287.65
6/30/2014	$437.65	$150.00		$287.65
6/30/2015		$150.00		$(150.00)
6/30/2016		$150.00		$(150.00)
TOTAL	$1,762.95	$1,200.00		$562.95

INNOVATIVE ENTITIES

VI POWERNET, LLC

DUE DATE:	AMOUNT PAID	CORRECT TAX	AMOUNT OF REFUND
6/30/2009			$
6/30/2010			$
6/30/2011			$
6/30/2012	$47,655.33	$300.00		$47,355.33
6/30/2013	$47,655.33	$300.00		$47,355.33
6/30/2014	$47,655.33	$300.00		$47,355.33
6/30/2015		$300.00		$(300.00)
6/30/2016		$300.00		$(300.00)

TOTAL	$142,965.99	$1,500.00		$141,465.99

INNOVATIVE ENTITIES

CARIBBEAN COMMUNICATIONS CORP.

DUE DATE:	AMOUNT PAID	CORRECT TAX	AMOUNT OF REFUND
6/30/2009	$324.00	$324.00	$
6/30/2010	$324.00	$324.00	$
6/30/2011	$324.00	$324.00	$
6/30/2012	$55,732.50	$324.00		$55,408.50
6/30/2013	$55,953.00	$324.00		$55,629.00
6/30/2014	$55,953.00	$324.00		$55,629.00
6/30/2015		$324.00		$(324.00)
6/30/2016		$324.00		$(324.00)

TOTAL	$168,610.50	$2,592.00		$166,018.50

INNOVATIVE ENTITIES

VITELCOM CELLULAR, INC.

DUE DATE:	AMOUNT PAID	CORRECT TAX	AMOUNT OF REFUND
6/30/2009	$150.00	$150.00	$
6/30/2010	$150.00	$150.00	$
6/30/2011	$150.00	$150.00	$
6/30/2012	$23,746.64	$150.00		$23,596.64
6/30/2013	$23,746.64	$150.00		$23,596.64
6/30/2014	$23,746.64	$150.00		$23,596.64
6/30/2015		$150.00		$(150.00)
6/30/2016		$150.00		$(150.00)

TOTAL	$71,689.92	$1,200.00		$70,489.92

INNOVATIVE ENTITIES

INNOVATIVE LONG DISTANCE, INC.

DUE DATE:	AMOUNT PAID	CORRECT TAX	AMOUNT OF REFUND
6/30/2009	$150.00	$150.00	$
6/30/2010	$150.00	$150.00	$
6/30/2011	$150.00	$150.00	$
6/30/2012	$11,462.00	$150.00		$11,312.00
6/30/2013	$11,462.00	$150.00		$11,312.00
6/30/2014	$11,462.00	$150.00		$11,312.00
6/30/2015		$150.00		$(150.00)
6/30/2016		$150.00		$(150.00)

TOTAL	$34,836.00	$1,200.00		$33,636.00

INNOVATIVE ENTITIES

ST. CROIX CABLE TV, INC.

DUE DATE:	AMOUNT PAID	CORRECT TAX	AMOUNT OF REFUND
6/30/2009	$181.53	$181.53	$
6/30/2010	$181.53	$181.53	$
6/30/2011	$181.53	$181.53	$
6/30/2012	$29,020.11	$181.53		$28,838.58
6/30/2013	$29,113.11	$181.53		$28,931.58
6/30/2014	$29,113.11	$181.53		$28,931.58
6/30/2015		$181.53		$(181.53)
6/30/2016		$181.53		$(181.53)

TOTAL	$87,790.92	$1,452.24		$86,338.68

INNOVATIVE ENTITIES

VIRGIN ISLANDS TELEPHONE CORPORATION

DUE DATE:	AMOUNT PAID	CORRECT TAX	AMOUNT OF REFUND
6/30/2009	$158,400.00	$135,000.00	$23,400.00
6/30/2010	$158,400.00	$135,000.00	$23,400.00
6/30/2011	$158,400.00	$135,000.00	$23,400.00
6/30/2012	$54,738.28	$7,500.00	$47,238.28
6/30/2013	$54,738.28	$7,500.00	$47,238.28
6/30/2014	$54,738.28	$7,500.00	$47,238.28
6/30/2015		$7,500.00	$(7,500.00)
6/30/2016		$7,500.00	$(7,500.00)

TOTAL	$639,414.84	$442,500.00	$196,914.84

Exhibit M

1.Tax Lien on Parcel #2-04404-0529-00 Plot Nos 21 Estate Mon Bijou and Plot No. 22 Estate mon Bijou - $ 272,326.35

2.Tax lien on Parcel #1-05304-0203-00 Kronprindsens Gade 49a, 49ba, 50a, 50ba, 51A, 51As and 51B, Freeway 51B, 51Aa, 51A, 49a, 49ba, 50a, 50ba, 48b, 49bb, 50bb and 50c - $388,328.33

Exhibit C

Section 9.01(r) in respect of the following:

•	Spill Prevent, Control and Countermeasure Plan Certificates for fuel storage tanks from Department of Planning & Natural Resources Division of Environmental Protection US Virgin Islands.

•

Renewal of Air Pollution Control Permit to Operate No. STT-1-059-A-12, to be issued to Vitelco, issued by the Department of Planning & Natural Resources Division of Environmental Protection – US Virgin Islands.

•	Facility Fire Inspection, to be performed by the Virgin Islands Fire Service, for Vitelco (St. Croix).

•	FCC License Nos. WLY-863, WLY-864, WLY-865, WLY-866 and WHZ-442, issued to Caribbean Communications Corporation re: CARS Service.

Section 9.01(u) in respect of non-compliance by the applicable Seller Entities with the Repair (912) call answer rate Quality of Service metric during the month of May 2016.

Section 9.01(c) in respect of the following.

•

Showtime Network Services Agreements between Showtime Networks Inc. and (i) Caribbean Communications Corp. d/b/a Innovative Cable TV St. Thomas - St. John, and (ii) St. Croix Cable TV Inc. d/b/a Innovative Cable TV St. Croix, each dated as May 1, 2010 and each as amended as of February 1, 2014 (notice and waiver of termination right).

•

License Agreements for Pole Attachments between Virgin Islands Water and Power Authority with (a) St. Thomas-John Cable TV dated April 13, 1987 and (b) St. Croix Cable TV dated August 15, 1986. Each requires consent of the Water and Power Authority prior to transfer of control of the licensee.

Owned Real property

Registration Section:  East Central

Block: 3039B

Parcel: 149

Consent of the British Virgin Islands Ministry of Natural Resources and Labour with respect to the following:

Real Property in Process of finalizing transfer and registration process

REGISTRATION
PROPERTY	SECTION	PROPRIETOR	Status
Block 6070B Parcel 58	Anegada	Ernest Faulkner, Anegada

An undated Bill of Sale was entered into between Luanne Hodge for and on behalf of BVI Cable and Ernest Faulkner to purchase a portion of the Property measuring 50 x 50. It does not appear that any formal Transfer of Land was executed or registered with the Department of Land Registry in the British Virgin Islands therefore the transfer process is incomplete.

Steps are being taken to finalize the transfer and registration process.
Block 3039B Parcel 282	East Central	George Lewis Smith

An executed but undated Transfer of Land was entered into between BVI Cable T.V. Ltd. and George Smith but it does not appear that the Transfer of Land was registered with the Department of Land Registry in the British Virgin Islands therefore the transfer process is incomplete.

Steps are being taken to finalize the transfer and registration process

Written consent by VIPM, LLC in respect of the Sunny Isle Lease.